WARNER BROS. DISCOVERY

Q3 2023 Earnings Press Release | November 8, 2023

Warner Bros. Discovery, Inc. Reports Third Quarter 2023 Earnings Results

I am very pleased with the strong financial results that our company delivered in Q3, underscored by 22% growth in Adjusted EBITDA and over $2 billion in free cash flow, putting us on track to meaningfully exceed $5 billion for the year and contributing to our nearly $12 billion in debt paydown to date. Among the highlights, our Direct-to-Consumer business had another profitable quarter with $111 million of Adjusted EBITDA and launched its new live-programming offerings with CNN Max and the Bleacher Report Add-On, which are showing early signs of contributing to increased engagement and lower churn on Max. We've made great strides in just 19 months and are excited to continue building on this strong momentum, as we focus on driving future growth and creating long-term value for our shareholders.

– David Zaslav, President & CEO

Q3 Financial Summary & Operational Highlights

- Q3 total revenues were $9,979 million. Revenues increased 1% ex-FX[(1)(*)] compared to the prior year quarter.
- Net loss available to Warner Bros. Discovery, Inc. was $(417) million, and included $1,758 million of pre-tax amortization driven by acquisition-related intangibles and $269 million of pre-tax restructuring expenses.
- Q3 total Adjusted EBITDA[(2)(*)] was $2,969 million. Adjusted EBITDA increased 22% ex-FX compared to the prior year quarter.
- Cash provided by operating activities increased to $2,516 million. Reported free cash flow[(3)(*)] increased to $2,059 million.
- Repaid $2.4 billion of debt during Q3. Ended the quarter with $2.4 billion of cash on hand, $45.3 billion of gross debt[(4)(*)], and 4.2x net leverage[(5)(*)].
- Global DTC subscribers[(6)] decreased 0.7 million to 95.1 million at the end of Q3 vs. 95.8 million subscribers at the end of Q2. Global DTC ARPU[(7)] was $7.82, a 6% ex-FX increase vs. the prior year quarter.
- *Barbie* was the highest grossing film in Warner Bros. history, generating nearly $1.5 billion in global box office[(8)].
- *The Nun II* was the 6th film in *The Conjuring* Universe to cross $250 million in global box office. As a franchise, *The Conjuring* Universe has grossed nearly $2.3 billion globally, the most of any horror franchise[(9)].
- Successfully launched news streaming service, CNN Max, in the U.S., on September 27th, ahead of the October 5th launch of the Bleacher Report Sports Add-On tier.

Three Months Ended September 30,	2023	2022	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX[(*)]
Total revenues	$ 9,979	$ 9,823	2 %	1 %
Net loss available to Warner Bros. Discovery, Inc.	(417)	(2,308)	NM	NM
Adjusted EBITDA[(*)]	2,969	2,424	22 %	22 %
Cash provided by operating activities	2,516	124	NM	
Reported free cash flow[(*)]	2,059	(192)	NM	

NM - Not meaningful

Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY
Q3 2023 Earnings Press Release | November 8, 2023

Studios Segment

Three Months Ended September 30,

$ in millions	2023 Actual	2022 Actual	% Change Actual	% Change Ex-FX(*)
Distribution	$ 13	$ 4	NM	NM
Advertising	4	8	(50)%	(50)%
Content	3,000	2,884	4 %	3 %
Other	209	192	9 %	5 %
Total revenues	3,226	3,088	4 %	3 %
Costs of revenues (excluding depreciation & amortization)	1,794	1,756	2 %	1 %
Selling, general and administrative	705	570	24 %	21 %
Adjusted EBITDA	$ 727	$ 762	(5)%	(6)%

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q3 2023 Highlights

- Studios revenues were $3,226 million. Revenues increased 3% ex-FX compared to the prior year quarter.
  - Content revenue increased 3% ex-FX.
    - Theatrical revenue increased significantly due to the strong performance of *Barbie* as well as more titles released in the current year quarter.
    - Games revenue increased meaningfully due to the Q3 release of *Mortal Kombat 1* and continued performance of *Hogwarts Legacy*.
    - TV revenue declined significantly primarily due to certain large licensing deals in the prior year and the impact of the WGA and SAG-AFTRA strikes.
  - Other revenue increased 5% ex-FX, due to the Q2 opening of Warner Bros. Studio Tour Tokyo and continued strong attendance at Warner Bros. Studio Tours London & Hollywood, partially offset by the impact of the WGA and SAG-AFTRA strikes on studio production services.
- Studios operating expenses were $2,499 million. Operating expenses increased 6% ex-FX compared to the prior year quarter.
  - Costs of revenues increased 1% ex-FX, primarily driven by higher theatrical and games content expense commensurate with higher revenues, partially offset by lower TV content expense, including strike-related impacts.
  - SG&A expenses increased 21% ex-FX, primarily driven by higher theatrical marketing expense due to the increased release slate.
- Studios Adjusted EBITDA was $727 million. Adjusted EBITDA decreased 6% ex-FX compared to the prior year quarter.



Meg 2: The Trench
Warner Bros.



Barbie
Warner Bros.
Highest grossing film of 2023[10]



Mortal Kombat 1
Warner Bros. Games

2

WARNER BROS. DISCOVERY

Q3 2023 Earnings Press Release | November 8, 2023

Networks Segment

tbs CNN HGTV food Discovery TNT tvn TLC EUROSPORT

Three Months Ended September 30,	2023	2022	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Distribution	$ 2,833	$ 2,924	(3)%	(2)%
Advertising	1,709	1,944	(12)%	(13)%
Content	215	277	(22)%	(22)%
Other	111	69	61 %	51 %
Total revenues	4,868	5,214	(7)%	(7)%
Costs of revenues (excluding depreciation & amortization)	1,800	1,906	(6)%	(6)%
Selling, general and administrative	672	678	(1)%	(1)%
Adjusted EBITDA	$ 2,396	$ 2,630	(9)%	(9)%

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q3 2023 Highlights

- Networks revenues were $4,868 million. Revenues decreased 7% ex-FX, compared to the prior year quarter.
  - Distribution revenue decreased 2% ex-FX, primarily driven by increases in U.S. contractual affiliate rates, which were more than offset by declines in U.S. pay-TV subscribers.
  - Advertising revenue decreased 13% ex-FX, primarily driven by audience declines in domestic general entertainment and news networks and soft advertising markets mainly in the U.S. and, to a lesser extent, certain international markets.
  - Content revenue decreased 22% ex-FX, primarily driven by lower third-party licensing deals and lower international sports sublicensing, partially offset by higher inter-segment content licensing to DTC.
  - Other revenue increased 51% ex-FX, primarily due to services provided to the unconsolidated TNT Sports JV (previously BT Sport).
- Networks operating expenses were $2,472 million. Operating expenses decreased 4% ex-FX compared to the prior year quarter.
  - Costs of revenues decreased 6% ex-FX, primarily driven by lower international and RSN sports rights fees, as well as lower domestic general entertainment content expense. These benefits were partially offset by costs associated with the unconsolidated TNT Sports JV.
  - SG&A expenses decreased 1% ex-FX, primarily driven by lower marketing and personnel expenses.
- Networks Adjusted EBITDA was $2,396 million. Adjusted EBITDA decreased 9% ex-FX compared to the prior year quarter.



Jaws vs. the Meg
Discovery Channel



90 Day Fiancé: Before the 90 Days
TLC



Barbie Dreamhouse Challenge
HGTV

3

WARNER BROS. DISCOVERY
Q3 2023 Earnings Press Release | November 8, 2023

Direct-to-Consumer Segment

HBO max discovery+

Three Months Ended September 30,		2023		2022	% Change	
$ in millions		Actual		Actual	Actual	Ex-FX[*]
Distribution	$	2,179	$	2,062	6 %	5 %
Advertising		138		106	30 %	29 %
Content		120		145	(17)%	(17)%
Other		1		4	(75)%	(75)%
Total revenues		2,438		2,317	5 %	5 %
Costs of revenues (excluding depreciation & amortization)		1,874		2,118	(12)%	(12)%
Selling, general and administrative		453		833	(46)%	(46)%
Adjusted EBITDA	$	111	$	(634)	NM	NM

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q3 2023 Highlights

- Total DTC subscribers[6] were 95.1 million, a decrease of 0.7 million global subscribers since the end of Q2. Global DTC ARPU[7] was $7.82, a 6% ex-FX increase from the prior year quarter.
- DTC revenues were $2,438 million. Revenues increased 5% ex-FX compared to the prior year quarter.
  - Distribution revenue increased 5% ex-FX, primarily attributable to new partnership launches, price increases in the U.S. and certain international markets, the launch of the Ultimate tier in the U.S., and favorable mix shifts from wholesale to higher revenue channels.
  - Advertising revenue increased 29% ex-FX, primarily driven by Max U.S. ad-lite subscriber growth and higher engagement per subscriber.
  - Content revenue decreased 17%, primarily driven by lower third-party licensing.
- DTC operating expenses were $2,327 million. Operating expenses decreased 21% ex-FX compared to the prior year quarter.
  - Costs of revenues decreased 12% ex-FX, primarily driven by lower content expense.
  - SG&A decreased 46% ex-FX, primarily driven by more efficient marketing-related spend.
- DTC Adjusted EBITDA was $111 million, a $745 million year-over-year improvement.

DTC Subscribers

	In millions, except ARPU	Q3 2023	Q2 2023	Q3 2022
Domestic	**Total subscribers[6]**	52.6	54.0	53.6
Domestic	**ARPU[7]**	$ 11.29	$ 11.09	$ 10.66
International	**Total subscribers[6]**	42.5	41.8	41.4
International	**ARPU[7]**	$ 3.78	$ 3.65	$ 3.37
Total DTC subscribers[6]		95.1	95.8	95.0
Global ARPU[7]		$ 7.82	$ 7.71	$ 7.38

Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 12 for more information.



And Just Like That...
Max



The Righteous Gemstones
HBO

4

• Corporate Adjusted EBITDA loss improved $12 million, primarily driven by lower personnel, technology-related and securitization expenses, partially offset by higher deferred compensation expense. NM - Not meaningful (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details. 2023 2022 % Change $ in millions Actual Actual Actual Ex-FX(*) Adjusted EBITDA $ (328) $ (340) 4% 4 % Three Months Ended September 30, Corporate 5 Inter-segment Eliminations 2023 2022 % Change $ in millions Actual Actual Actual Ex-FX(*) Inter-segment revenue eliminations $ (551) $ (785) 30% 30 % Inter-segment expense eliminations (614) (791) 22% 22 % Adjusted EBITDA $ 63 $ 6 NM NM Three Months Ended September 30, Q3 2023 Earnings Press Release | November 8, 2023 (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

WARNER BROS. DISCOVERY

Q3 2023 Earnings Press Release | November 8, 2023

Leverage & Liquidity

Leverage Highlights

- Ended Q3 with $2.4 billion of cash on hand, $45.3 billion of gross debt(*), and 4.2x net leverage(*).
- In Q3 2023, the Company retired $2.4 billion of debt: purchased $1.9 billion of senior notes through the August tender offer, repaid $250 million of the April 2025 term loan, repaid in full at maturity $178 million of the September 2023 senior notes, and purchased $95 million of other senior notes.
    - As of November 8, 2023, the Company repaid an additional $600 million of the April 2025 term loan ($550 million remaining) bringing total debt repayment since the close of the merger to $11.8 billion.
- As of September 30, 2023, the average duration of the Company's outstanding debt was 14.9 years, with an average cost of debt of 4.7%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

Reported Free Cash Flow

	Reported Financial Results					
	Three months ended September 30,			Nine months ended September 30,		
$ in millions	2023	2022	% Change	2023	2022	% Change
Cash provided by operating activities	$ 2,516	$ 124	NM	$ 3,899	$ 1,458	NM
Purchases of property and equipment	(457)	(316)	NM	(1,048)	(623)	NM
Reported free cash flow(*)	$ 2,059	$ (192)	NM	$ 2,851	$ 835	NM

The above free cash flow reconciliation shows "as reported" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. 2023 cash provided by operating activities and reported free cash flow for the nine months ended September 30, 2023 are not directly comparable to cash provided by operating activities and free cash flow for the nine months ended September 30, 2022. Financials for the nine months ended September 30, 2022 include Discovery, Inc.results from January 1, 2022 through September 30, 2022 and the WarnerMedia business results from April 9, 2022 through September 30, 2022.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q3 2023 Free Cash Flow Highlights

- Q3 2023 cash provided by operating activities increased to $2,516 million from $124 million in the prior year quarter. Reported free cash flow increased to $2,059 million from $(192) million primarily attributable to higher operating profits combined with working capital improvements, in addition to lower content spend due to WGA and SAG-AFTRA strikes and a more disciplined approach to content investment.
- As of September 30, 2023, the Company had $5,190 million drawn on its revolving receivables program, a $105 million decrease from Q2's balance of $5,295 million.

6

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 7 2023 Outlook(11) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q3 2023 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, November 8, 2023 at 8:00 a.m. ET, to discuss its third quarter 2023 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. Q3 2023 Earnings Press Release | November 8, 2023 Contacts Media Investor Relations Nathaniel Brown Andrew Slabin Peter Lee Gabriele Cattoni (212) 548-5959 (212) 548-5544 (212) 548-5907 (212) 752-8744 nathaniel.brown@wbd.com andrew.slabin@wbd.com peter.lee@wbd.com gabriele.cattoni@wbd.com

WARNER BROS. DISCOVERY
Q3 2023 Earnings Press Release | November 8, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Operations

Unaudited; in millions, except per share amounts	Actual Financial Results			
	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
Distribution	$ 5,026	$ 4,990	$ 15,324	$ 11,180
Advertising	1,796	2,042	6,613	6,239
Content	2,840	2,531	8,240	4,918
Other	317	260	860	472
Total revenues	**9,979**	**9,823**	**31,037**	**22,809**
Costs of revenues, excluding depreciation and amortization	5,309	5,627	18,630	13,488
Selling, general and administrative	2,291	2,589	7,241	7,167
Depreciation and amortization	1,989	2,233	5,961	5,024
Restructuring and other charges	269	1,521	510	2,559
Impairments and loss on dispositions	24	43	61	47
Total costs and expenses	**9,882**	**12,013**	**32,403**	**28,285**
Operating income (loss)	97	(2,190)	(1,366)	(5,476)
Interest expense, net	(574)	(555)	(1,719)	(1,219)
Gain on extinguishment of debt	22	—	17	—
Loss from equity investees, net	(14)	(78)	(73)	(135)
Other (expense) income, net	(63)	(28)	(109)	411
Loss before income taxes	**(532)**	**(2,851)**	**(3,250)**	**(6,419)**
Income tax benefit	125	566	563	1,201
Net loss	**(407)**	**(2,285)**	**(2,687)**	**(5,218)**
Net income attributable to noncontrolling interests	(8)	(21)	(32)	(44)
Net income attributable to redeemable noncontrolling interests	(2)	(2)	(7)	(8)
Net loss available to Warner Bros. Discovery, Inc.	**$ (417)**	**$ (2,308)**	**$ (2,726)**	**$ (5,270)**
Net loss per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:				
Basic	$ (0.17)	$ (0.95)	$ (1.12)	$ (3.00)
Diluted	$ (0.17)	$ (0.95)	$ (1.12)	$ (3.00)
Weighted average shares outstanding:				
Basic	2,438	2,428	2,436	1,775
Diluted	2,438	2,428	2,436	1,775

The above income statement shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the nine months ended September 30, 2022 include Discovery, Inc. results from January 1, 2022 through September 30, 2022 and the WarnerMedia business results from April 9, 2022 through September 30, 2022.

8

WARNER BROS. DISCOVERY
Q3 2023 Earnings Press Release | November 8, 2023

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

Unaudited; in millions, except par value	Actual Financial Results	
	September 30, 2023	December 31, 2022
ASSETS		
Current assets:		
Cash and cash equivalents	$ 2,383	$ 3,731
Receivables, net	6,312	6,380
Prepaid expenses and other current assets	4,136	3,888
Total current assets	**12,831**	**13,999**
Film and television content rights and games	22,454	26,652
Property and equipment, net	5,810	5,301
Goodwill	34,727	34,438
Intangible assets, net	39,874	44,982
Other noncurrent assets	8,053	8,629
Total assets	**$ 123,749**	**$ 134,001**
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 1,329	$ 1,454
Accrued liabilities	10,040	11,504
Deferred revenues	1,917	1,694
Current portion of debt	1,302	365
Total current liabilities	**14,588**	**15,017**
Noncurrent portion of debt	43,498	48,634
Deferred income taxes	9,098	11,014
Other noncurrent liabilities	10,423	10,669
Total liabilities	**77,607**	**85,334**
Commitments and contingencies		
Redeemable noncontrolling interests	281	318
Warner Bros. Discovery, Inc. stockholders' equity:		
Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,668 and 2,660 shares issued; and 2,438 and 2,430 shares outstanding	27	27
Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding	—	—
Additional paid-in capital	54,944	54,630
Treasury stock, at cost: 230 and 230 shares	(8,244)	(8,244)
(Accumulated deficit) retained earnings	(526)	2,205
Accumulated other comprehensive loss	(1,427)	(1,523)
Total Warner Bros. Discovery, Inc. stockholders' equity	**44,774**	**47,095**
Noncontrolling interests	1,087	1,254
Total equity	**45,861**	**48,349**
Total liabilities and equity	**$ 123,749**	**$ 134,001**

The above balance sheet shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for January 1 - December 31, 2022 and WarnerMedia results for April 9 - December 31, 2022.

9

WARNER BROS. DISCOVERY

Q3 2023 Earnings Press Release | November 8, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

Unaudited; in millions	Actual Financial Results	
	Nine Months Ended September 30,	
	2023	2022
Operating Activities		
Net loss	$ (2,687)	$ (5,218)
Adjustments to reconcile net income to cash (used in) provided by operating activities:		
Content rights amortization and impairment	12,547	11,441
Depreciation and amortization	5,961	5,024
Deferred income taxes	(2,071)	(2,105)
Preferred stock conversion premium	—	789
Share-based compensation expense	391	317
Equity in losses of equity method investee companies and cash distributions	136	178
Gain on sale of investments	—	(144)
Gain from derivative instruments, net	(100)	(479)
Other, net	230	187
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	(33)	(139)
Film and television content rights, games and payables, net	(9,853)	(8,612)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(1,245)	(182)
Foreign currency, prepaid expenses and other assets, net	623	401
Cash provided by operating activities	3,899	1,458
Investing Activities		
Purchases of property and equipment	(1,048)	(623)
Cash acquired from business acquisition and working capital settlement	—	3,609
Proceeds from sales and maturities of investments	—	162
Investments in and advances to equity investments	(91)	(137)
Proceeds from derivative instruments, net	38	722
Other investing activities, net	76	9
Cash (used in) provided by investing activities	(1,025)	3,742
Financing Activities		
Principal repayments of term loans	(2,850)	(6,000)
Principal repayments of debt, including premiums and discounts to par value	(2,818)	(327)
Borrowings from debt, net of discount and issuance costs	1,496	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(282)	(286)
Securitization receivables collected but not remitted	238	236
Borrowings under commercial paper program and revolving credit facility	4,298	885
Repayments under commercial paper program and revolving credit facility	(4,304)	(885)
Other financing activities, net	(86)	(93)
Cash used in financing activities	(4,308)	(6,470)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(66)	(122)
Net change in cash, cash equivalents, and restricted cash	(1,500)	(1,392)
Cash, cash equivalents, and restricted cash, beginning of period	3,930	3,905
Cash, cash equivalents, and restricted cash, end of period	**$ 2,430**	**$ 2,513**

The above statement of cash flows shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the nine months ended September 30, 2022 include Discovery, Inc. results for January 1 - September 30, 2022 and WarnerMedia results for April 9 - September 30, 2022.

10

11 Actual Financial Results Three Months Ended September 30, Unaudited; in millions 2023 2022 Net loss available to Warner Bros. Discovery, Inc. $ (417) $ (2,308) Net income attributable to redeemable noncontrolling interests 2 2 Net income attributable to noncontrolling interests 8 21 Income tax benefit (125) (566) Loss before income taxes (532) (2,851) Other expense (income), net 63 28 Loss from equity investees, net 14 78 Gain on extinguishment of debt (22) — Interest expense, net 574 555 Operating income (loss) 97 (2,190) Depreciation and amortization 1,989 2,233 Amortization of fair value step-up for content 393 645 Restructuring and other charges 269 1,521 Employee share-based compensation 140 113 Transaction and integration costs 31 59 Impairments and loss on dispositions 24 43 Facility consolidation costs 14 — Amortization of capitalized interest for content 12 — Adjusted EBITDA(*) $ 2,969 $ 2,424 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details Q3 2023 Earnings Press Release | November 8, 2023

(1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2023 Baseline Rate”), and the prior year amounts translated at the same 2023 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $45.3 billion as total debt of $45.1 billion, plus finance leases of $258 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $45.3 billion, less cash, cash equivalents, and restricted cash of $2.4 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $10,332 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. (6) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue on a per subscriber basis; and (iv) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. We may refer to the aggregate number of DTC Subscriptions as “subscribers". We define a Domestic subscriber as a subscription based either in the United States of America or Canada. We define an International subscriber as a subscription based outside of the United States of America or Canada. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, and Max, that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. 12 Definitions and Sources for Warner Bros. Discovery, Inc. Q3 2023 Earnings Press Release | November 8, 2023

13 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q3 2023 Earnings Press Release | November 8, 2023 (7) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily-average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Max/HBO Hotel and Bulk Institution subscription revenue and subscribers (i.e., subscribers billed on a bulk basis); (ii) Cinemax subscription revenue and subscribers; (iii) HBO Basic subscription revenue and subscribers (International-only); (iv) Non-discovery+ DTC revenue and subscribers; and (v) Non-Core discovery+ revenue and subscribers, and (vi) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month. (8) Source: ComScore worldwide box office rankings. (9) Source: ComScore worldwide box office rankings. (10) Source: ComScore worldwide box office rankings as of October 19, 2023. (11) 2023 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Accordingly, the Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. Source: Warner Bros. Discovery, Inc.